UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2008

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Erie Indemnity Company (NASDAQ: ERIE) disclosed today that in the third quarter 2008 it will record other-than-temporary impairments and take a non-cash charge to earnings for its perpetual preferred securities in the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) as a result of the U.S. government’s announcement that it is placing these companies under conservatorship. These preferred securities are included in the Company’s available-for-sale portfolio. The Company estimates that these holdings have declined in value by approximately $8.5 million based on market values of these preferred securities as of September 9, 2008. The Company also holds shares of common stock in Fannie Mae and Freddie Mac with a market value decline of $1 million during the third quarter of 2008. These common stocks are included in the Company’s trading portfolio with changes in valuation reflected in earnings each reporting period.

Two other companies within Erie Insurance Group will record other-than-temporary impairments in the third quarter for investments in Fannie Mae and Freddie Mac. The Erie Insurance Exchange, a reciprocal property and casualty insurance company for which Erie Indemnity serves as attorney-in-fact, estimates other-than-temporary impairments of approximately $68 million due to preferred and common stock holdings of Fannie Mae and Freddie Mac. The impairment charges recorded by Erie Insurance Exchange will have no impact on the per share earnings of Erie Indemnity Company. Erie Family Life Insurance Company (EFL), of which Erie Indemnity Company has ownership of 21.6 percent, estimates other-than-temporary impairments of approximately $5 million for its holdings of preferred stock. Estimates are based on market values of these investments as of September 9, 2008. The impairment charges recorded by EFL will have little impact on the per share earnings of Erie Indemnity Company.

Additionally, the investment income for each of the companies within the Erie Insurance Group will be impacted by the suspension of preferred stock dividends paid by Fannie Mae and Freddie Mac. Applying a pre-tax yield of 7.0% in these preferred holdings would lead to lost pre-tax investment income annually of approximately $0.7 million for Erie Indemnity Company, $5.0 million for the Erie Insurance Exchange and $0.5 million for EFL.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 Certain forward-looking statements contained herein and in other public statements of the Erie Indemnity Company (Company) involve risks and uncertainties. Those statements may include certain discussions relating to management fee revenue; cost of management operations; underwriting, premium and investment income volume; business strategies; profitability; business relationships, including those between the Company and Erie Insurance Exchange; and the Company’s other business activities during 2008 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company’s current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

September 10, 2008	By:	Philip A. Garcia

Name: Philip A. Garcia
Title: Executive Vice President & CFO